SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND VI
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             (Exact name of registrant as specified in its charter)


             MASSACHUSETTS                            See Exhibit 1
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        (State of Incorporation                     (I.R.S. Employer
           or Organization)                        Identification No.)

  120 East Liberty Drive, Suite 400,
           Wheaton, Illinois                              60187
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         (Address of Principal                         (Zip Code)
          Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
          IS TO BE REGISTERED                EACH CLASS TO BE SO REGISTERED

 Common Shares of Beneficial Interest,        The NASDAQ Stock Market LLC
       $.01 par value per share,
                   of
  First Trust SMID Cap Rising Dividend
             Achievers ETF

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- [ ]

Securities Act registration statement file number to which this form relates:
333-182308.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares") of the First Trust SMID Cap Rising Dividend Achievers ETF (the "Fund"), a series of the First Trust Exchange-Traded Fund VI (the "Registrant"). An application for listing of the Shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on October 27, 2017. Such description is incorporated by reference herein.

ITEM 2.    EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         FIRST TRUST EXCHANGE-TRADED FUND VI



                                         By: /s/ W. Scott Jardine, Secretary
                                             ----------------------------------
                                                 W. Scott Jardine, Secretary

October 31, 2017

                                   Exhibit 1

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                                                     I.R.S. EMPLOYER
                 FUND                              IDENTIFICATION NO.
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      First Trust SMID Cap Rising                      82-2759825
        Dividend Achievers ETF
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